Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-54690) pertaining to the Healthaxis Inc. 2000 Stock Option Plan, (Form S-8 No. 333-83091) the Provident American Corporation Amended And Restated Stock Option Plan For Directors, (File No. 333-33842) the Pre-Effective Amendment No. 1 To Form S-3, (Post-Effective Amendment No. 1 on Form S-8 to Form S-4 No. 333-30256) the Registration Statement pertaining to the Healthaxis.com, Inc. Amended and Restated 1998 Stock Option Plan, and (File No. 333-118766) the Registration Statement on Form S-3 and the related Prospectus for the registration of 4,910,020 shares of its common stock of our report, dated March 11, 2005, appearing in this Annual Report on Form 10-K of Healthaxis Inc. and Subsidiaries for the year ended December 31, 2004. We also consent to the reference to our firm under the caption “Selected Financial Data” in thi s Annual Report on Form 10-K.

/s/ McGladrey & Pullen, LLP

Dallas, Texas

March 29, 2005

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